Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the “Report”) of The Peoples BancTrust Company, Inc. (the “Company”), as filed with the Securities and Exchange Commission, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby each certify that to the best of our knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods covered in the Report.

/s/ Walter A. Parrent
Walter A. Parrent
President and Chief Executive Officer

/s/ Andrew C. Bearden, Jr.
Andrew C. Bearden, Jr.
Executive Vice President and Chief Financial Officer

November 14, 2005
(Date)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.